AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated April 11, 1999, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Liberty Life Assurance Company of Boston, a Massachusetts life insurance company and Liberty Life Distributors LLC, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                                       SCHEDULE A
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     FUNDS AVAILABLE UNDER THE                      SEPARATE ACCOUNTS                    CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
             POLICIES                              UTILIZING THE FUNDS
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
AIM V.I. Capital Appreciation Fund             LLAC Variable Account                       o    Modified Single Payment Variable
AIM V.I. Government Securities Fund                                                             Universal Life Insurance Policy
AIM V.I. International Equity Fund
AIM V.I. New Technology Fund                                                               o    Flexible Premium Variable Life
                                                                                                Insurance Account
------------------------------------------------------------------------------------------------------------------------------------

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:   05/01/2001
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                                        AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin             By:    /s/ Robert H. Graham
        -----------------------------          ------------------------------
Name:   Nancy L. Martin                 Name:  Robert H. Graham
Title:  Assistant Secretary             Title: President


(SEAL)

                                        A I M DISTRIBUTORS, INC.

Attest: /s/ Nancy L. Martin             By:    /s/ Michael J. Cemo
        -----------------------------          ------------------------------
Name:   Nancy L. Martin                 Name:  Michael J. Cemo
Title:  Assistant Secretary             Title: President


(SEAL)


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

                                        LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

Attest: /s/ John T. Treece              By:    /s/ John A. Tymochko
        -----------------------------          ------------------------------

Name:   John T. Treece                  Name:  John A. Tymochko
        -----------------------------          ------------------------------

Title:  President, LLD                  Title: Sr  VP
        -----------------------------          ------------------------------

(SEAL)

                                        LIBERTY LIFE DISTRIBUTORS LLC

Attest: /s/ John A. Tymochko            By:    /s/ John T. Treece
        -----------------------------          ------------------------------

Name:   John A. Tymochko                Name:  John T. Treece
        -----------------------------          ------------------------------

Title:  Sr VP, LLAC                     Title: President
        -----------------------------          ------------------------------

(SEAL)

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